AMENDMENT NO. 2
TO
AGREEMENT

This Amendment No. 2 to Agreement (“Amendment No. 2”) is dated this 17th day of December, 2013, by and among TF Financial Corporation, a Pennsylvania corporation (the “Company”), and the individuals and entities identified on Exhibit A attached hereto (collectively, the “Group”; each individually, a “Group Member”).

RECITALS

WHEREAS, on November 4, 2011, the Company and the Group entered into an Agreement (the “Agreement”) whereby, among other things, the Company agreed to appoint one representative from the Group to the Company’s Board of Directors and the Group agreed to refrain from the taking of certain actions with respect to the Company;

WHEREAS, on December 3, 2012, the Company and the Group entered into Amendment No. 1 to the Agreement (“Amendment No. 1”) whereby, among other things, the Company and the Group agreed to change the term of the Agreement and appoint Dennis Pollack to the Strategic Alternatives Committee of the Board of Directors of the Company;

WHEREAS, pursuant to Section 9 of Amendment No. 1, the parties may amend Amendment No. 1 by an instrument in writing executed by all parties thereto; and

WHEREAS, the Company and the Group have agreed that it is in their mutual interests to amend and restate Section 7 of Amendment No. 1 in order to change the term of the Agreement, as amended, and to enter into this Amendment No. 2 as hereinafter described;

NOW, THEREFORE, in consideration of the recitals and the representations, warranties, covenants and agreements contained herein, and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.           Amendment to Section 7 – Term and Termination.  Section 7 of the Agreement, as amended by Amendment No. 1, is hereby amended and restated by deleting such Section 7 and replacing it in its entirety with the following:

“Term and Termination.  This Agreement will commence on the date hereof and shall remain in effect until November 4, 2014, or for as long as the director appointed pursuant to Section 1 of this Agreement remains a director of the Company, whichever is later, or until such earlier time as the Company shall cease to exist by reason of merger, sale of assets, liquidation, exchange of shares, or otherwise.  If, at any time during the term of this Agreement, as amended, the Group beneficially owns less than 5% of the outstanding capital stock of the Company, the Company may terminate this Agreement and the director appointed pursuant to Section 1 hereof shall automatically be deemed to have resigned from the Board of Directors and will no longer be eligible to serve on the Board of Directors. This Agreement may also be terminated by the parties hereto at any time by the written agreement of all parties to this Agreement.”

2.           Representations and Warranties of the Group Members.  The Group Members each hereby represent and warrant to the Company as of the date of this Amendment No. 2 that the Group Members each have full and complete authority to enter into this Amendment No. 2 and to make and comply with the representations, warranties and covenants contained herein, and that this Amendment No. 2 constitutes a valid and binding agreement of the Group and each Group Member.

3.           Representations and Warranties of the Company.  The Company hereby represents and warrants to the Group that the Company has full power and authority to enter into and perform its obligations under this Amendment No. 2, and the execution and delivery of this Amendment No. 2 by the Company have been duly authorized by the Board of Directors of the Company and require no other corporate action.  This Amendment No. 2 constitutes a valid and binding obligation of the Company and the performance of its terms shall not constitute a violation of its Articles of Incorporation or Bylaws.

4.           No Amendments.  All terms and conditions of the Agreement and Amendment No. 1, other than those amended hereby, are ratified and confirmed in all respects and remain in full force and effect and unchanged hereby.  The Agreement, Amendment No. 1 and this Amendment No. 2 shall be read, taken and construed as one and the same instrument.

5.           Governing Law and Choice of Forum. The internal laws of the Commonwealth of Pennsylvania, unless applicable federal law or regulation is deemed controlling, shall govern the construction and enforceability of this Amendment No. 2.  Any and all actions concerning any dispute arising hereunder shall be filed and maintained in a state or federal court, as appropriate, sitting in the Commonwealth of Pennsylvania.

6.           Severability.  If any term, provision, covenant or restriction of this Amendment No. 2 is held by any governmental authority or court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment No. 2 shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

7.           Successors and Assigns.  This Amendment No. 2 shall be binding upon and shall inure to the benefit of, and be enforceable by, the successors and assigns, and transferees by operation of law, of the parties.  Except as otherwise expressly provided for herein, this Amendment No. 2 shall not inure to the benefit of, be enforceable by, or create any right or cause of action in, any person, including any stockholder of the Company, other than the parties hereto.

8.           Binding of the Parties.  Each party signing this Amendment No. 2 agrees to be bound to the terms of the Agreement and Amendment No. 1, unless otherwise superseded by the terms herein, whether or not the signature of such party appears on said document.

9.           Amendments.  This Amendment No. 2 may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto.

10.           Counterparts.  This Amendment No. 2 may be executed in counterparts, each of which shall be an original, but each of which together shall constitute one and the same agreement.

This Amendment No. 2 has been duly executed and delivered by the parties hereto as of the day and year first above written.

TF FINANCIAL CORPORATION, a Pennsylvania corporation

By:	/s/ Kent C. Lufkin
Kent C. Lufkin
President and Chief Executive Officer

THE GROUP MEMBERS

/s/ Lawrence B. Seidman
Lawrence B. Seidman, Individually

/s/ Dennis Pollack
Dennis Pollack, Individually

SEIDMAN AND ASSOCIATES, L.L.C

By:	/s/ Lawrence B. Seidman
Lawrence B. Seidman, Manager

SEIDMAN INVESTMENT PARTNERSHIP, L.P.

By:	/s/ Lawrence B. Seidman
Lawrence B. Seidman, President, Corporate General Partner, Veteri Place Corporation

SEIDMAN INVESTMENT PARTNERSHIP II, L.P.

By:	/s/ Lawrence B. Seidman
Lawrence B. Seidman, President, Corporate General Partner, Veteri Place Corporation

LSBK06-08, L.L.C.

By:	/s/ Lawrence B. Seidman
Lawrence B. Seidman, Investment Manager

BROAD PARK INVESTORS, L.L.C.

By:	/s/ Lawrence B. Seidman
Lawrence B. Seidman, Investment Manager

CBPS, L.L.C.

By:	/s/ Lawrence B. Seidman
Lawrence B. Seidman, Investment Manager

2514 MULTI-STRATEGY FUND, L.P.

By:	/s/ Lawrence B. Seidman
Lawrence B. Seidman, Investment Manager

EXHIBIT A

The Group and Group Members

	Shares owned	Last date THRD shares purchased
Seidman and Associates, L.L.C.	33,564	8/26/2013
Seidman Investment Partnership, L.P.	29,242	5/3/2010
Seidman Investment Partnership II, L.P.	29,339	5/11/2010
LSBK06-08, L.L.C.	18,900	5/3/2010
Broad Park Investors, L.L.C.	29,557	5/3/2010
2514 Multi-Strategy Fund, L.P.	10,488	4/29/2013
CBPS, L.L.C.	10,680	8/2/2013
Lawrence B. Seidman	0	--
Dennis Pollack	9,702	9/12/2013